Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 112 to the Registration Statement on Form N-1A of Fidelity Devonshire Trust: Fidelity Equity-Income Fund, Fidelity Large Cap Growth Fund, Fidelity Large Cap Value Fund, Fidelity Mid Cap Growth Fund, and Fidelity Mid Cap Value Fund of our reports dated March 14, 2006, and of Fidelity Utilities Fund of our report dated March 10, 2006 on the financial statements and financial highlights included in the January 31, 2006 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2006